EasyLink Services International Corporation Announces Early
Termination of Hart-Scott-Rodino Waiting Period

NORCROSS, Ga., May 21, 2012 — EasyLink Services International Corporation (“EasyLink” or “Company”) (NasdaqCM: ESIC, www.EasyLink.com), a global provider of cloud-based messaging services and e-commerce solutions, today announced that EasyLink and Open Text Corporation (“Open Text”) (NasdaqGS: OTEX) have received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 for the acquisition by merger of the shares of EasyLink by Open Text Corporation (NASDAQ: OTEX).  Expiration of the waiting period satisfies one of the conditions to Open Text’s acquisition of EasyLink.  The closing of the acquisition of EasyLink remains subject to shareholder approval, and the shareholder meeting is expected to occur in mid-summer 2012.

About EasyLink Services International Corporation

EasyLink Services International Corporation (EasyLink) (NasdaqCM: ESIC), headquartered in Norcross, GA, offers a comprehensive portfolio of “any to any” business messaging and transaction services that can bridge the most challenging technology gaps while creating significant cost efficiencies across an organization. From Desktop Fax and Production Messaging to EDI, Managed File Transfer, Document Capture and Management, Secure Messaging and Notifications we help companies drive costs out of their operations. With over two decades of servicing customers around the globe, EasyLink has established a proven track record for providing effective, reliable and secure communications. For more information on EasyLink, visit www.easylink.com.

Forward-Looking and Cautionary Statements

Except for the historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those indicated by such forward-looking statements. These and other risk factors are set forth under the caption “Risk Factors” in the Company's Annual Report on Form 10-K, the Company's quarterly reports on Form 10-Q and the Company's other filings with the U.S. Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:

Glen Shipley

EasyLink Services International Corporation

gshipley@easylink.com

678-533-8004

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